PLEASE MARK YOUR VOTES AS INDICATED IN THE FOLLOWING EXAMPLE. ☒

Please Mark Here for Address Change or Comments ☐
SEE REVERSE SIDE

	FOR	AGAINST	ABSTAIN
1. THE ADOPTION OF THE MERGER AGREEMENT.	☐	☐	☐
2. TO APPROVE THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY, IF A QUORUM IS PRESENT, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES IN FAVOR OF PROPOSAL NO. 1.	☐	☐	☐

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATION MADE. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE "FOR" PROPOSAL 1 AND "FOR" PROPOSAL 2.

I plan to attend the Special Meeting: Yes ☐ No ☐

Signature ______________________ Signature ______________________ Date: ____________

Sign exactly as your name(s) appear on the stock certificate. A corporation or partnership is requested to sign its name by its President or other authorized officer, with the office held by such person clearly stated. Executors, administrators, trustees, etc., are requested to so indicate when signing. If stock is registered in two names, both should sign.

▲ FOLD AND DETACH HERE ▲

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to special meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET		TELEPHONE
http://www.proxyvoting.com/smdi		**1-866-540-5760**
Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	**OR**	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

PROXY **PROXY**

SIRENZA MICRODEVICES, INC.
SPECIAL MEETING OF STOCKHOLDERS
OCTOBER 29, 2007
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SIRENZA

The undersigned stockholder of Sirenza Microdevices, Inc., a Delaware corporation, hereby acknowledges receipt of the joint proxy statement/prospectus dated October 8, 2007, and hereby appoints Robert Van Buskirk and Charles Bland, or either of them, as proxies and attorneys in-fact, with full power to each of substitution on behalf and in the name of the undersigned, to vote and otherwise represent all of the shares of common stock of Sirenza registered in the name of the undersigned at Sirenza's special meeting of stockholders, to be held on Monday, October 29, 2007 at 11:00 a.m. (local time) at Sirenza's principal executive offices located at 303 S. Technology Court, Broomfield, CO 80021, and any adjournment or postponement thereof, with the same effect as if the undersigned were present and voting such shares, on the following matters and in the following manner:

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 1 AND "FOR" PROPOSAL 2. YOUR VOTE IS IMPORTANT TO US. PLEASE VOTE IMMEDIATELY.

TO ASSURE YOUR REPRESENTATION AT THE SPECIAL MEETING, PLEASE (I) VOTE YOUR SHARES BY TELEPHONE OR OVER THE INTERNET BY FOLLOWING THE INSTRUCTIONS INCLUDED ON THIS PROXY OR (II) MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

(See reverse side.)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ **FOLD AND DETACH HERE** ▲

PRINT AUTHORIZATION ***(THIS BOXED AREA DOES NOT PRINT)***

To commence printing on this proxy card please sign, date and fax this card to: 212-691-9013
SIGNATURE:________________ **DATE:**________ **TIME:**________
☐ Mark this box if you would like the Proxy Card EDGARized: ☐ ASCII ☐ EDGAR II (HTML)
Registered Quantity (common)_____0_____ **Broker Quantity_____0_____**